                                   ----------

                        EXCELSIOR ABSOLUTE RETURN FUND OF
                             FUNDS MASTER FUND, LLC

                     (A Delaware Limited Liability Company)

                                   ----------

                       LIMITED LIABILITY COMPANY AGREEMENT

                            Dated as of July __, 2003

                                   ----------

                               225 High Ridge Rd.
                               Stamford, CT 06905
                                 (203) 352-4497

                                TABLE OF CONTENTS

                                                                                         PAGE
ARTICLE I DEFINITIONS.......................................................................1

ARTICLE II   ORGANIZATION; ADMISSION OF MEMBERS.............................................6
   2.1   Formation of Limited Liability Company.............................................6
   2.2   Name...............................................................................6
   2.3   Principal and Registered Office....................................................6
   2.4   Duration...........................................................................6
   2.5   Business of the Master Fund........................................................6
   2.6   Board of Managers..................................................................7
   2.7   Members............................................................................8
   2.8   Organizational Member..............................................................8
   2.9   Both Managers and Members..........................................................8
   2.10  Limited Liability..................................................................8

ARTICLE III   MANAGEMENT....................................................................8
   3.1   Management and Control.............................................................8
   3.2   Actions by the Board of Managers...................................................9
   3.3   Officers..........................................................................10
   3.4   Meetings of Members...............................................................10
   3.5   Custody of Assets of the Master Fund..............................................11
   3.6   Other Activities of Members and Managers..........................................11
   3.7   Duty of Care......................................................................12
   3.8   Indemnification...................................................................12
   3.9   Fees, Expenses and Reimbursement..................................................14

ARTICLE IV  TERMINATION OF STATUS OF MANAGERS; TRANSFERS AND REPURCHASES...................15
   4.1   Termination of Status of a Manager................................................15
   4.2   Removal of the Managers...........................................................15
   4.3   Transfer of Interests of Members..................................................15
   4.4   Repurchase of Interests...........................................................16

ARTICLE V   CAPITAL........................................................................18
   5.1   Contributions to Capital..........................................................18
   5.2   Rights of Members to Capital......................................................19
   5.3   Capital Accounts..................................................................19
   5.4   Allocation of Net Profit and Net Loss; Allocation of Offering Costs...............19
   5.5   Allocation of Certain Expenditures................................................19
   5.6   Reserves..........................................................................20
   5.7   Allocation of Organization Expenses...............................................20
   5.8   Tax Allocations...................................................................21
   5.8   Distributions.....................................................................22
   5.9   Withholding.......................................................................22

ARTICLE VI   DISSOLUTION AND LIQUIDATION...................................................23
   6.1   Dissolution.......................................................................23
   6.2   Liquidation of Assets.............................................................23

ARTICLE VII   ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS.................................24
   7.1   Accounting and Reports............................................................24
   7.2   Determinations by the Board of Managers...........................................25
   7.3   Valuation of Assets...............................................................25

ARTICLE VIII   MISCELLANEOUS PROVISIONS....................................................26
   8.1   Amendment of Limited Liability Company Agreement..................................26
   8.2   Special Power of Attorney.........................................................27
   8.3   Notices...........................................................................28
   8.4   Agreement Binding Upon Successors and Assigns.....................................28
   8.5   Applicability of 1940 Act and Form N-2............................................28
   8.6   Choice of Law.....................................................................29
   8.7   Not for Benefit of Creditors......................................................29
   8.8   Consents..........................................................................29
   8.9   Merger and Consolidation..........................................................29
   8.10  Pronouns..........................................................................29
   8.11  Confidentiality...................................................................29
   8.12  Certification of Non-Foreign Status...............................................30
   8.13  Severability......................................................................30
   8.14  Filing of Returns.................................................................30
   8.15  Tax Matters Partner...............................................................31
   8.16  Section 754 Election..............................................................31

            EXCELSIOR ABSOLUTE RETURN FUND OF FUNDS MASTER FUND, LLC
                       LIMITED LIABILITY COMPANY AGREEMENT

        THIS LIMITED LIABILITY COMPANY AGREEMENT of Excelsior Absolute Return Fund of Funds Master Fund, LLC (the "Master Fund") is dated as of July __, 2003, by and among Virginia G. Bonker, Jonathan B. Bulkeley, Douglas Lindgren and Thomas F. McDevitt, as the Managers, Douglas Lindgren, as the Organizational Member, and those persons hereinafter admitted as Members.

                              W I T N E S S E T H :

        WHEREAS, the Master Fund has heretofore been formed as a limited liability company under the Delaware Limited Liability Company Act pursuant to an initial Certificate of Formation (the "Certificate") dated and filed with the Secretary of State of Delaware on June 17, 2003.

        NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

                                   ----------

                                    ARTICLE I

                                   DEFINITIONS

                                   ----------

        For purposes of this Agreement:

        Administrator                   The person who provides administrative
                                        services to the Master Fund pursuant to
                                        an administrative services agreement.

        Adviser The person who at any particular time serves as the investment adviser to the Master Fund pursuant to an Investment Advisory Agreement.

        Advisers Act                    The Investment Advisers Act of 1940
                                        and the rules, regulations and orders
                                        thereunder, as amended from time to
                                        time, or any successor law.

        Affiliate                       An affiliated person, as such term is
                                        defined by the 1940 Act, of a person.

        Agreement                       This Limited Liability Company
                                        Agreement, as amended from time to time.

        Board of Managers               The Board of Managers established
                                        pursuant to Section 2.6 hereof.

        Capital Account                 With respect to each Member, the capital
                                        account established and maintained on
                                        behalf of each Member pursuant to
                                        Section 5.3 hereof.

        Certificate                     The Certificate of Formation of the
                                        Master Fund and any amendments thereto
                                        as filed with the office of the
                                        Secretary of State of Delaware.

        Closing Date                    The first date on or as of which a
                                        Member other than the Organizational
                                        Member is admitted to the Master Fund.

        Code The United States Internal Revenue Code of 1986, as amended from time to time, or any successor law.

        Delaware Act                    The Delaware Limited Liability Company
                                        Act as in effect on the date hereof and
                                        as amended from time to time, or any
                                        successor law.

        Fiscal Period                   The period commencing on the Closing
                                        Date, and thereafter each period
                                        commencing on the day immediately
                                        following the last day of the preceding
                                        Fiscal Period, and ending at the close
                                        of business on the first to occur of the following dates:

                                              (1)   the last day of a Fiscal
                                                    Year;

                                              (2)   the last day of a Taxable
                                                    Year;

                                              (3)   the day preceding any day as
                                                    of which a contribution to
                                                    the capital of the Master
                                                    Fund is made pursuant to
                                                    Section 5.1 hereof;

                                              (4)   any day on which the Master
                                                    Fund repurchases any
                                                    Interest on portion of an
                                                    Interest of any Member; or

                                              (5)   any day (other than one
                                                    specified in clause (2)
                                                    above) as of which this
                                                    Agreement provides for any
                                                    amount to be credited to or
                                                    debited against the Capital
                                                    Account of any Member, other
                                                    than an amount to be
                                                    credited to or debited
                                                    against the Capital Accounts
                                                    of all Members in accordance
                                                    with their respective
                                                    Investment Percentages.

        Fiscal Year                     The period commencing on the Closing
                                        Date and ending on March 31, 2004, and
                                        thereafter each period commencing on
                                        April 1 of each year and ending on March
                                        31 of each year (or on the date of a
                                        final distribution pursuant to Section
                                        6.2 hereof), unless and until the Board
                                        of Managers shall elect another fiscal
                                        year for the Master Fund.

        Form N-2 The Master Fund's Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

        Independent Managers            Those Managers who are not "interested
                                        persons," as such term is defined by the 1940 Act, of the Master Fund.

        Interest The entire ownership interest in the Master Fund at any particular time of a Member, or other person to whom an Interest of a Member or portion thereof has been transferred pursuant to Section
                                        4.4 hereof, including the rights and
                                        obligations of such Member or other
                                        person under this Agreement and the
                                        Delaware Act.

        Investment Advisory             A separate written agreement entered
        Agreement                       into by the Master Fund pursuant to
                                        which the Adviser provides Management
                                        Services to the Master Fund.

        Investment Percentage           A percentage established for each Member
                                        on the Master Fund's books as of the
                                        first day of each Fiscal Period. The
                                        Investment Percentage of a Member for a
                                        Fiscal Period shall be determined by
                                        dividing the balance of the Member's
                                        Capital Account as of the commencement
                                        of such Fiscal Period by the sum of the
                                        Capital Accounts of all of the Members
                                        as of the commencement of such Fiscal
                                        Period. The sum of the Investment
                                        Percentages of all Members for each
                                        Fiscal Period shall equal 100%.

        Management Services             Such investment and other services as
                                        the Adviser is required to provide to
                                        the Master Fund pursuant to the
                                        Investment Advisory Agreement as
                                        contemplated by Section 3.9(a) hereof.

        Manager An individual designated as a manager of the Master Fund pursuant to the provisions of Section 2.6 hereof and who serves on the Board of Managers of the Master Fund.

        Master Fund                     The limited liability company governed
                                        hereby, as such limited liability
                                        company may from time to time be
                                        constituted.

        Member Any person who shall have been admitted to the Master Fund as a member (including any Manager in such person's capacity as a member of the Master Fund but excluding any Manager in such person's capacity as a Manager of the Master Fund) until the Master Fund repurchases the entire Interest of such person as a member pursuant to Section
                                        4.4 hereof or a substituted Member or
                                        Members are admitted with respect to any such person's entire Interest as a member pursuant to Section 4.3 hereof; such term includes the Adviser to the extent the Adviser makes a capital contribution to the Master Fund and shall have been admitted to the Master Fund as a member.

        Net Assets                      The total value of all assets of the
                                        Master Fund, less an amount equal to all accrued debts, liabilities and obligations of the Master Fund, calculated before giving effect to any repurchases of Interests to be effected as of the date such value is determined.

        Net Profit or Net Loss          The amount by which the Net Assets as of
                                        the close of business on the last day of a Fiscal Period exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal
                                        Period (or, with respect to the initial
                                        Fiscal Period of the Master Fund, as of
                                        the close of business on the Closing
                                        Date), such amount to be adjusted to
                                        exclude any items to be allocated among
                                        the Capital Accounts of the Members on a basis that is not in accordance with the respective Investment Percentages of all
                                        Members as of the commencement of such
                                        Fiscal Period pursuant to Sections 5.5
                                        and 5.6 hereof.

        1940 Act The Investment Company Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

        Officer An individual designated as an officer of the Master Fund pursuant to the provisions of Section 3.3 hereof and who serves as an officer of the Master Fund.

        Organization Expenses           The expenses incurred by the Master Fund
                                        in connection with its formation, its
                                        initial registration as an investment
                                        company under the 1940 Act, and the
                                        initial offering of Interests.

        Organizational Member           Douglas Lindgren

        Portfolio Funds                 Unregistered investment funds and
                                        registered investment companies.

        Portfolio Managers              Investment advisers (which may include
                                        the Adviser) who enter into advisory
                                        agreements to manage a designated
                                        portfolio of investments for the Master
                                        Fund or who manage Portfolio Funds in
                                        which the Master Fund has invested.

        Securities                      Securities (including, without
                                        limitation, equities, debt obligations,
                                        options, and other "securities" as that
                                        term is defined in Section 2(a)(36) of
                                        the 1940 Act) and any contracts for
                                        forward or future delivery of any
                                        security, debt obligation or currency,
                                        or commodity, all types of derivative
                                        instruments and financial instruments
                                        and any contracts based on any index or
                                        group of securities, debt obligations or currencies, or commodities, and any options thereon, as well as investments in registered investment companies and private investment funds.

        Taxable Year                    The 12-month period ending December 31
                                        of each year.

        Transfer The assignment, transfer, sale, encumbrance, pledge or other disposition of all or any portion of an Interest, including any right to receive any allocations and distributions attributable to an Interest.

                                   ----------

                                   ARTICLE II

                       ORGANIZATION; ADMISSION OF MEMBERS

                                   ----------

        2.1     FORMATION OF LIMITED LIABILITY COMPANY.

                The Board of Managers shall execute and file in accordance with the Delaware Act any amendment to the Certificate and shall execute and file with applicable governmental authorities any other instruments, documents and certificates that, in the opinion of the Master Fund's legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Master Fund shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Master Fund.

        2.2     NAME.

                The name of the Master Fund shall be "Excelsior Absolute Return Fund of Funds Master Fund, LLC" or such other name as the Board of Managers may hereafter adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and (ii) taking such other actions as may be required by law.

        2.3     PRINCIPAL AND REGISTERED OFFICE.

                The Master Fund shall have its principal office at 225 High Ridge Rd., Stamford, Connecticut 06905, or at such other place designated from time to time by the Board of Managers.

                The Master Fund shall have its registered office in Delaware at 615 South DuPont Highway, Dover, Delaware 19901, and shall have National Corporate Research, Ltd. as its registered agent for service of process in Delaware, unless and until a different registered office or agent is designated by the Board of Managers.

        2.4     DURATION.

                The term of the Master Fund commenced on the filing of the Certificate with the Secretary of State of Delaware and shall continue until the Master Fund is dissolved pursuant to Section 6.1 hereof.

        2.5     BUSINESS OF THE MASTER FUND.

                (a) The business of the Master Fund is to purchase, sell (including short sales), invest and trade in Securities, on margin or otherwise, and to engage in any financial or derivative transactions relating thereto or otherwise. The Master Fund may execute, deliver and perform all contracts, agreements, subscription documents and other undertakings and engage in all activities and transactions as may in the opinion of the Board of Managers be necessary or advisable to carry out its objective or business. The Master Fund shall be operated subject to any applicable restrictions of the Bank Holding Company Act of 1956, as amended.

                (b) The Master Fund shall operate as a closed-end, non-diversified, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions as may be adopted by the Board of Managers and in accordance with the 1940 Act.

        2.6     BOARD OF MANAGERS.

                (a) Prior to the Closing Date, the Organizational Member may designate such persons who shall agree to be bound by all of the terms of this Agreement to serve as the Managers on the Board of Managers, subject to the election of such persons prior to the Closing Date by the Organizational Member. By signing this Agreement or the signature page of the Master Fund's subscription agreement, a Member admitted on the Closing Date shall be deemed to have voted for the election of each of the Managers to the Board of Managers. After the Closing Date, the Board of Managers may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Manager and the provisions of Section 3.4 hereof with respect to the election of Managers to the Board of Managers by Members, designate any person who shall agree to be bound by all of the terms of this Agreement as a Manager. The names and mailing addresses of the Managers shall be set forth in the books and records of the Master Fund. The number of Managers shall be fixed from time to time by the Board of Managers.

                (b) Each Manager shall serve on the Board of Managers for the duration of the term of the Master Fund, unless his or her status as a Manager shall be sooner terminated pursuant to Section 4.2 hereof. In the event of any vacancy in the position of Manager, the remaining Managers may appoint an individual to serve in such capacity, so long as immediately after such appointment at least two-thirds (2/3) of the Managers then serving would have been elected by the Members. The Board of Managers may call a meeting of Members to fill any vacancy in the position of Manager, and shall do so within 60 days after any date on which Managers who were elected by the Members cease to constitute a majority of the Managers then serving on the Board of Managers.

                (c) In the event that no Manager remains to continue the business of the Master Fund, the Adviser shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Manager ceased to act in that capacity, for the purpose of determining whether to continue the business of the Master Fund and, if the business shall be continued, of electing the required number of Managers to the Board of Managers. If the Members shall determine at such meeting not to continue the business of the Master Fund or if the required number of Managers is not elected within 60 days after the date on which the last Manager ceased to act in that capacity, then the Master Fund shall be dissolved pursuant to Section 6.1 hereof and the assets of the Master Fund shall be liquidated and distributed pursuant to
Section 6.2 hereof.

        2.7     MEMBERS.

                The Board of Managers may admit one or more Members as of the first day of each calendar quarter; provided, however, that the Master Fund may, in the discretion of the Board of Managers, admit Members more frequently. Subject to the foregoing terms, Members may be admitted to the Master Fund subject to the condition that each such Member shall execute an appropriate signature page of this Agreement or of the Master Fund's subscription agreement pursuant to which such Member agrees to be bound by all the terms and provisions of this Agreement. The Board of Managers may in its absolute discretion reject any subscription for an Interest. The admission of any person as a Member shall be effective upon the revision of the books and records of the Master Fund to reflect the name and the contribution to the capital of the Master Fund of such additional Member.

        2.8     ORGANIZATIONAL MEMBER.

                The initial contribution of capital to the Master Fund by the Organizational Member shall be represented by an Interest, which Interest shall have the same rights as other Interests held by the Members.

        2.9     BOTH MANAGERS AND MEMBERS.

                A Member may at the same time be a Manager and a Member, in which event such Member's rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions of this Agreement or as provided in the Delaware Act.

        2.10    LIMITED LIABILITY.

                Except as provided under applicable law, a Member shall not be liable for the Master Fund's debts, obligations and liabilities in any amount in excess of the capital account balance of such Member, plus such Member's share of undistributed profits and assets. Except as provided under applicable law, a Manager shall not be liable for the Master Fund's debts, obligations and liabilities.

                                   ----------

                                   ARTICLE III

                                   MANAGEMENT

                                   ----------

        3.1     MANAGEMENT AND CONTROL.

                (a) Management and control of the business of the Master Fund shall be vested in the Board of Managers, which shall have the right, power and authority, on behalf of the Master Fund and in its name, to exercise all rights, powers and authority of Managers under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Master Fund and their duties hereunder. No Manager shall have the authority individually to act on behalf of or to bind the Master Fund except within the scope of such Manager's authority as delegated by the Board of Managers. The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Manager shall be vested with the same powers, authority and responsibilities on behalf of the Master Fund as are customarily vested in each director of a Delaware corporation and (ii) each Independent Manager shall be vested with the same powers, authority and responsibilities on behalf of the Master Fund as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware corporation who is not an "interested person," as such term is defined in the 1940 Act of such company. During any period in which the Master Fund shall have no Managers, the Adviser shall continue to serve as the investment adviser to the Master Fund and to provide the Management Services to the Master Fund.

                (b) Each Member agrees not to treat, on his personal income tax return or in any claim for a tax refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Master Fund. The Board of Managers shall have the exclusive authority and discretion to make any elections required or permitted to be made by the Master Fund under any provisions of the Code or any other revenue laws.

                (c) Members shall have no right to participate in and shall take no part in the management or control of the Master Fund's business and shall have no right, power or authority to act for or bind the Master Fund. Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act or as otherwise required in the Delaware Act.

                (d) The Board of Managers may delegate to any other person any rights, power and authority vested by this Agreement in the Board of Managers to the extent permissible under applicable law, and may appoint persons to serve as officers of the Master Fund, with such titles and authority as may be determined by the Board of Managers consistent with applicable law.

        3.2     ACTIONS BY THE BOARD OF MANAGERS.

                (a) Unless provided otherwise in this Agreement, the Board of Managers shall act only: (i) by the affirmative vote of a majority of the Managers (including the vote of a majority of the Independent Managers if required by the 1940 Act) present at a meeting duly called at which a quorum of the Managers shall be present (in person or, if in person attendance is not required by the 1940 Act, by telephone) or (ii) by unanimous written consent of all of the Managers without a meeting, if permissible under the 1940 Act.

                (b) The Board of Managers may designate from time to time a Principal Manager who shall preside at all meetings of the Board of Managers. Meetings of the Board of Managers may be called by the Principal Manager or by any two Managers, and may be held on such date and at such time and place as the Board of Managers shall determine. Each Manager shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Except as otherwise required by the 1940 Act, notice need not be given to any Manager who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. Managers may attend and participate in any meeting by telephone except where in person attendance at a meeting is required by the 1940 Act. A majority of the Managers shall constitute a quorum at any meeting.

        3.3     OFFICERS

                (a) The executive Officers of the Fund shall be a President, a Treasurer and a Secretary. If the Board of Managers has designated a Principal Manager pursuant to Section 3.2(b) hereof, then the Principal Manager shall also be an executive Officer. The Board of Managers may elect one or more Vice-Presidents, and each such Vice-President shall be an executive Officer. The President shall be the chief executive officer of the Master Fund. The Principal Manager, if there be one, shall be elected from among the persons serving as Managers, but no other Officer need be a Manager. The Board of Managers may also elect, or may delegate to the President authority to appoint, remove, or fix the duties, compensation or terms of office of, one or more other Officers as the Board of Managers shall at any time and from time to time deem to be advisable. Any two or more positions of Officer, except those of President and Vice-President, may be held by the same person. A person holding more than one office may not act in more than one capacity to execute, acknowledge or verify on behalf of the Fund an instrument required by law to be executed, acknowledged and verified by more than one Officer.

                (b) The Officers shall be elected annually at a meeting of the Board of Managers. Each Officer shall hold office until his successor is elected or appointed or until his earlier displacement from office by resignation, removal or otherwise; provided, that if the term of office of any Officer shall have been fixed by the Board of Managers, or by the President acting under authority delegated by the Board of Managers, such Officer shall cease to hold such office no later than the date of expiration of such term, regardless of whether any other person shall have been elected or appointed to succeed him. Any Officer may resign at any time by written notice to the Master Fund. Any Officer may be removed at any time by the Board of Managers or by the President acting under authority delegated by the Board of Managers if in its or his judgment the best interest of the Master Fund would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an Officer shall not of itself create contract rights between the Master Fund and such Officer.

                (c) If the office of any Officer becomes vacant for any reason, the vacancy may be filled by the Board of Managers or by the President acting under authority delegated by the Board of Managers. Each Officer elected or appointed to fill a vacancy shall hold office for the balance of the term for which his predecessor was elected or appointed.

                (d) All Officers as between themselves and the Master Fund shall have such powers, perform such duties and be subject to such restrictions, if any, in the management of the Master Fund as may be provided in this Agreement or, to the extent not so provided, as may be prescribed by the Board of Managers or by the President acting under authority delegated by the Board of Managers.

        3.4     MEETINGS OF MEMBERS.

                (a) Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present. Meetings of the Members may be called by the Board of Managers or by Members holding 25% or more of the total number of votes eligible to be cast by all Members, and may be held at such time, date and place as the Board of Managers shall determine. The Board of Managers shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting within a reasonable time prior thereto. Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting, except as otherwise required by applicable law. Only matters set forth in the notice of a meeting, and matters incidental thereto, may be voted on by the Members at a meeting. The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members. Except as otherwise required by any provision of this Agreement or of the 1940 Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Managers and (ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes at such meeting.

                (b) Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to such Member's Investment Percentage as of the record date for such meeting. The Board of Managers shall establish a record date not less than 10 days nor more than 60 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes that each Member will be entitled to cast at the meeting, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

                (c) A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Master Fund before or at the time of the meeting. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Master Fund at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person. Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

        3.5     CUSTODY OF ASSETS OF THE MASTER FUND.

                The physical possession of all funds, Securities and other properties of the Master Fund shall at all times, be held, controlled and administered by one or more custodians retained by the Master Fund in accordance with the requirements of the 1940 Act and the rules thereunder.

        3.6     OTHER ACTIVITIES OF MEMBERS AND MANAGERS.

                (a) The Managers shall not be required to devote all of their time to the affairs of the Master Fund, but shall devote such time as may reasonably be required to perform their obligations under this Agreement.

                (b) Any Member or Manager, and any Affiliate of any Member or Manager, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, Advisers or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Member or Manager shall have any rights in or to such activities of any other Member or Manager, or any profits derived therefrom.

        3.7     DUTY OF CARE.

                (a) A Manager shall not be liable to the Master Fund or to any of its Members for any loss or damage occasioned by any act or omission in the performance of his or her duties, or otherwise in his or her capacity as a Manager, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such Manager constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the performance of his or her duties to the Master Fund.

                (b) Members not in breach of any obligation hereunder or under any agreement pursuant to which the Member subscribed for an Interest shall be liable to the Master Fund, any Member or third parties only as provided under the Delaware Act.

        3.8     INDEMNIFICATION.

                (a) To the fullest extent permitted by law, the Master Fund shall, subject to Section 3.8(b) hereof, indemnify each Manager (including for this purpose his or her respective executors, heirs, assigns, successors or other legal representatives), against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Manager of the Master Fund or the past or present performance of services to the Master Fund by such indemnitee, except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. The rights of indemnification provided under this Section 3.8 shall not be construed so as to provide for indemnification of a Manager for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.8 to the fullest extent permitted by law.

                (b) Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Master Fund in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Master Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.8(a) hereof; provided, however, that (i) such indemnitee shall provide security for such undertaking, (ii) the Master Fund shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee's failure to fulfill such undertaking, or (iii) a majority of the Managers (excluding any Manager who is either seeking advancement of expenses hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

                (c) As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Master Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, indemnification shall be provided pursuant to Section 3.8(a) hereof if (i) approved as in the best interests of the Master Fund by a majority of the Managers (excluding any Manager who is either seeking indemnification hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Master Fund and that such indemnitee is not liable to the Master Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, or (ii) the Board of Managers secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnification would not protect such indemnitee against any liability to the Master Fund or its Members to which such indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office.

                (d) Any indemnification or advancement of expenses made pursuant to this Section 3.8 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Master Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. In (i) any suit brought by a Manager (or other person entitled to indemnification hereunder) to enforce a right to indemnification under this Section 3.8 it shall be a defense that, and (ii) in any suit in the name of the Master Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.8 the Master Fund shall be entitled to recover such expenses upon a final adjudication that, the Manager or other person claiming a right to indemnification under this Section 3.8 has not met the applicable standard of conduct set forth in this Section 3.8. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.8, the burden of proving that the Manager or other person claiming a right to indemnification is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this
Section 3.8 shall be on the Master Fund (or any Member acting derivatively or otherwise on behalf of the Master Fund or its Members).

                (e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.8 or to which such indemnitee may otherwise be entitled except out of the assets of the Master Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

                (f) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section
3.8 shall affect the power of the Master Fund to purchase and maintain liability insurance on behalf of any Manager or other person.

        3.9     FEES, EXPENSES AND REIMBURSEMENT.

                (a) So long as the Adviser provides Management Services to the Master Fund, it shall be entitled to receive fees for such services as may be agreed to by the Adviser and the Master Fund pursuant to the Investment Advisory Agreement.

                (b) The Board of Managers may cause the Master Fund to compensate each Manager who is not an officer or employee of the Adviser (or of any affiliate of the Adviser) for his or her services as such and such Manager shall be reimbursed by the Master Fund for travel expenses incurred by him in performing his duties under this Agreement.

                (c) The Master Fund shall bear all of its own costs and expenses incurred in its business and operations, other than those specifically required to be borne by the Adviser or another party pursuant to the Investment Advisory Agreement or another agreement with the Master Fund. The Adviser shall be entitled to reimbursement from the Master Fund for any expenses that it pays on behalf of the Master Fund. Costs and expenses to be borne by the Master Fund include, but are not limited to, the following: (i) all costs and expenses related to investment expenses, including, but not limited to, fees paid directly or indirectly to Portfolio Managers, all costs and expenses directly related to portfolio transactions and positions for the Master Fund's account such as direct and indirect expenses associated with the Master Fund's investments, including its investments in Portfolio Funds, transfer taxes and premiums, taxes withheld on foreign dividends, brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees;
(ii) any non-investment related interest expense; (iii) fees and disbursements of any attorneys and accountants engaged on behalf of the Master Fund; (iv) audit and tax preparation expenses; (v) administrative expenses and fees; custody and escrow fees and expenses; (vi) the costs of an errors and omissions/directors and officers liability insurance and a fidelity bond; (vii) the advisory fee payable to the Adviser; (viii) fees and travel-related expenses of Managers who are not employees of the Adviser or any affiliate of the Adviser; (ix) all costs and charges for equipment or services used in communicating information regarding the Master Fund's transactions among the Adviser and any custodian or other agent engaged by the Master Fund; (x) any extraordinary expenses; and such other expenses as may be approved from time to time by the Board of Managers.

                (d) Subject to such limitations as may be imposed by the 1940 Act or other applicable laws, from time to time the Master Fund may, alone or in conjunction with the Adviser, any Affiliate of the Adviser or other registered or unregistered investment funds or other accounts for which the Adviser or any Affiliate of the Adviser acts as general partner or investment adviser, purchase insurance in such amounts, from such insurers and on such terms as the Board of Managers shall determine.

                                   ----------

                                   ARTICLE IV

                            TERMINATION OF STATUS OF
                       MANAGERS; TRANSFERS AND REPURCHASES

                                   ----------

        4.1     TERMINATION OF STATUS OF THE ADVISER.

                The status of the Adviser shall terminate if the Investment Advisory Agreement with the Adviser terminates and the Master Fund does not enter into a new Investment Advisory Agreement with the Adviser, effective as of the date of such termination.

        4.2     REMOVAL OF THE MANAGERS.

                Any Manager may be removed either by (a) the vote or written consent of at least two-thirds (2/3) of the Managers not subject to the removal vote or (b) the vote or written consent of Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members.

        4.3     TRANSFER OF INTERESTS OF MEMBERS.

                (a) An Interest of a Member may be Transferred only (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency, dissolution or adjudication of incompetency of such Member or (ii) with the written consent of the Board of Managers (which may be withheld in its sole discretion); provided, however, that the Board of Managers may not consent to any Transfer other than a Transfer (i) in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferor (e.g., certain Transfers to affiliates, gifts and contributions to family partnerships), (ii) to members of the Member's immediate family (brothers, sisters, spouse, parents and children),
(iii) as a distribution from a qualified retirement plan or an individual retirement account, or (iv) a Transfer to which the Board of Managers may consent pursuant to the following sentence. The Board of Managers may consent to other pledges, transfers, or assignments under such other circumstances and conditions as it, in its sole discretion, deems appropriate; provided, however, that prior to any such pledge, transfer, or assignment, the Board of Managers shall consult with counsel to the

Fund to ensure that such pledge, transfer, or assignment will not cause the Fund to be treated as a "publicly traded partnership" taxable as a corporation. In no event, however, will any transferee or assignee be admitted as a Member without the consent of the Board of Managers which may be withheld in its sole discretion. Any pledge, transfer, or assignment not made in accordance with this
Section 4.3 shall be void unless it consults with counsel to the Master Fund and counsel to the Master Fund confirms that such Transfer will not cause the Master Fund to be treated as a "publicly traded partnership" taxable as a corporation.

                (b) The Board of Managers may not consent to a Transfer of an Interest or a portion thereof of a Member unless: (i) the person to whom such Interest is Transferred (or each of the person's beneficial owners if such person is a "private investment company" as defined in paragraph (d)(3) of Rule 205-3 under the Advisers Act) is a person whom the Board of Managers believes meets the requirements of paragraph (d)(1) of Rule 205-3 under the Advisers Act, or any successor rule thereto; and (ii) the entire Interest of the Member is Transferred to a single transferee or, after the Transfer of a portion of an Interest, the balance of the Capital Account of each of the transferee and transferor is not less than $100,000 or such lesser amount as may be established by the Board of Managers. Any transferee that acquires an Interest by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution or adjudication of incompetency of a Member or otherwise, shall be entitled to the allocations and distributions allocable to the Interest so acquired and to Transfer such Interest in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member. If a Member transfers an Interest with the approval of the Board of Managers, the Board of Managers shall promptly take all necessary actions so that the transferee to whom such Interest is transferred is admitted to the Master Fund as a Member. Each Member effecting a Transfer and its transferee agree to pay all expenses, including attorneys' and accountants' fees, incurred by the Master Fund in connection with such Transfer.

                (c) Each Member shall indemnify and hold harmless the Master Fund, the Managers, the Adviser, each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Member in violation of this Section 4.3 and (ii) any misrepresentation by such Member in connection with any such Transfer.

        4.4     REPURCHASE OF INTERESTS.

                (a) Except as otherwise provided in this Agreement, no Member or other person holding an Interest or portion thereof shall have the right to require the Master Fund to redeem for repurchase that Interest or portion thereof. The Board of Managers from time to time, in its sole discretion and on such terms and conditions as it may determine, may cause the Master Fund to repurchase Interests or portions thereof pursuant to written tenders. However, the Master Fund shall not offer to repurchase Interests on more than two occasions during any one Fiscal Year unless it has received an opinion of counsel to the Master Fund that such more frequent offers would not cause any adverse tax consequences to the Master Fund or the Members. In determining whether to cause the Master Fund to repurchase Interests or portions thereof pursuant to written tenders, the Board of Managers shall consider, among other things, the recommendation of the Adviser.

                The Board of Managers shall cause the Master Fund to repurchase Interests or portions thereof pursuant to written tenders only on terms determined by the Board of Managers to be fair to the Master Fund and to all Members (including persons holding Interests acquired from Members), as applicable.

                (b) The Adviser may tender its Interest or a portion thereof as a Member under Section 4.4(a) hereof.

                (c) The Board of Managers may cause the Master Fund to repurchase an Interest or portion thereof of a Member or any person acquiring an Interest or portion thereof from or through a Member in the event that the Board of Managers determines or has reason to believe that:

                        (1) such an Interest or portion thereof has been transferred in violation of Section 4.3 hereof, or such an Interest or portion thereof has vested in any person by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution, adjudication of incompetency of a Member;

                        (2) ownership of such an Interest by a Member or other person will cause the Master Fund to be in violation of, or subject the Master Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

                        (3) such Member's continued participation in the Master Fund may cause the Master Fund to be classified as a "publicly traded partnership" within the meaning of Section 7704 of the Code and the Treasury Regulations thereunder; or

                        (4) any of the representations and warranties made by a Member in connection with the acquisition of an Interest or portion thereof was not true when made or has ceased to be true.

                (d) Repurchases of Interests or portions thereof by the Master Fund shall be payable promptly after the date of each such repurchase or, in the case of an offer by the Master Fund to repurchase Interests, promptly after the expiration date of such repurchase offer in accordance with the terms of such offer. Payment of the purchase price for an Interest (or portion thereof) shall consist of: (i) cash or a promissory note, which need not bear interest, in an amount equal to such percentage, as may be determined by the Board of Managers, of the estimated unaudited net asset value of the Interest (or portion thereof) repurchased by the Master Fund determined as of the date of such repurchase (the "Initial Payment"); and, if determined to be appropriate by the Board of Managers or if the Initial Payment is less than 100% of the estimated unaudited net asset value, (ii) a promissory note entitling the holder thereof to a contingent payment equal to the excess, if any, of (x) the net asset value of the Interest (or portion thereof) repurchased by the Master Fund as of the date of such repurchase, determined based on the audited financial statements of the Master Fund for the Fiscal Year in which such repurchase was effective, over (y) the Initial Payment. Notwithstanding anything in the foregoing to the contrary, the Board of Managers, in its discretion, may pay any portion of the repurchase price in Securities (or any combination of Securities and cash) having a value, determined as of the date of repurchase, equal to the amount to be repurchased. Any promissory note given to satisfy the Initial Payment shall be due and payable not more than 45 days after the date of repurchase or, if the Master Fund has requested withdrawal of its capital from any Portfolio Funds in order to fund the repurchase of Interests, 10 business days after the Master Fund has received at least 90% of the aggregate amount withdrawn by the Master Fund from such Portfolio Funds.

                (e) A Member may at any time submit to the Master Fund a written request that the Master Fund repurchase the entire Interest of such Member, as contemplated by Section 6.1(3) hereof. Any such request shall be sent to the Master Fund by registered or certified mail, return receipt requested, and shall be deemed valid upon receipt by the Member of a letter from the Master Fund acknowledging its receipt of the request. The Master Fund shall send such letter to the Member promptly upon its receipt of the Member's request.

                                   ----------

                                    ARTICLE V

                                     CAPITAL

                                   ----------

        5.1     CONTRIBUTIONS TO CAPITAL.

                (a) The minimum initial contribution of each Member to the capital of the Master Fund shall be such amount as the Board of Managers, in its discretion, may determine from time to time. The amount of the initial contribution of each Member shall be recorded on the books and records of the Master Fund upon acceptance as a contribution to the capital of the Master Fund. The Managers shall not be entitled to make voluntary contributions of capital to the Master Fund as Managers of the Master Fund, but may make voluntary contributions to the capital of the Master Fund as Members. The Adviser may make voluntary contributions to the capital of the Master Fund as a Member.

                (b) Members may make additional contributions to the capital of the Master Fund, effective as of such times as the Board of Managers in its discretion may permit, subject to Section 2.7 hereof, but no Member shall be obligated to make any additional contribution to the capital of the Master Fund except to the extent provided in Section 5.6 hereof. The minimum additional capital contribution of a Member to the capital of the Master Fund shall be such amount as the Board of Managers, in its sole discretion, may determine from time to time.

                (c) Initial and any additional contributions to the capital of the Master Fund by any Member shall be payable in cash or readily available funds on or before the date of the proposed contribution.

        5.2     RIGHTS OF MEMBERS TO CAPITAL.

                No Member shall be entitled to interest on any contribution to the capital of the Master Fund, nor shall any Member be entitled to the return of any capital of the Master Fund except (i) upon the repurchase by the Master Fund of a part or all of such Member's Interest pursuant to Section 4.5 hereof,
(ii) pursuant to the provisions of Section 5.6(c) hereof or (iii) upon the liquidation of the Master Fund's assets pursuant to Section 6.2 hereof. No Member shall be liable for the return of any such amounts. No Member shall have the right to require partition of the Master Fund's property or to compel any sale or appraisal of the Master Fund's assets.

        5.3     CAPITAL ACCOUNTS.

                (a) The Master Fund shall maintain a separate Capital Account for each Member.

                (b) Each Member's Capital Account shall have an initial balance equal to the amount of such Member's initial contribution to the capital of the Master Fund.

                (c) Each Member's Capital Account shall be increased by the sum of (i) the amount of additional contributions by such Member to the capital of the Master Fund permitted pursuant to Section 5.1 hereof, plus (ii) all amounts credited to such Member's Capital Account pursuant to Sections 5.4 through 5.6 hereof.

                (d) Each Member's Capital Account shall be reduced by the sum of (i) the amount of any repurchase of the Interest, or portion thereof, of such Member or distributions to such Member pursuant to Sections 4.5, 5.8 or 6.2 hereof which are not reinvested (net of any liabilities secured by any asset distributed that such Member is deemed to assume or take subject to under
Section 752 of the Code), plus (ii) any amounts debited against such Capital Account pursuant to Sections 5.4 through 5.7 hereof.

        5.4     ALLOCATION OF NET PROFIT AND NET LOSS; ALLOCATION OF OFFERING
                COSTS.

                As of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period, and any offering costs required by applicable accounting principles to be charged to capital that are paid or accrued during the Fiscal Period shall be allocated among and credited to or debited against the Capital Accounts of the Members in accordance with their respective Investment Percentages for such Fiscal Period.

        5.5     ALLOCATION OF CERTAIN EXPENDITURES.

                Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by the Master Fund, to the extent determined by the Board of Managers to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, shall be charged to only those Members on whose behalf such payments are made or whose particular circumstances gave rise to such payments. Such charges shall be debited from the Capital Accounts of such Members as of the close of the Fiscal Period during which any such items were paid or accrued by the Master Fund.

        5.6     RESERVES.

                (a) Appropriate reserves may be created, accrued and charged against Net Assets and proportionately against the Capital Accounts of the Members for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Adviser or the Board of Managers, such reserves to be in the amounts that the Board of Managers in its sole discretion deems necessary or appropriate. The Board of Managers may increase or reduce any such reserves from time to time by such amounts as the Board of Managers in its sole discretion deems necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, may be proportionately charged or credited, as appropriate, to the Capital Accounts of those persons who are Members at the time when such reserve is created, increased or decreased, as the case may be; provided, however, that if any such individual reserve item, adjusted by any increase therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all such Members, the amount of such reserve, increase, or decrease shall instead be charged or credited to those parties who were Members at the time, as determined by the Board of Managers in its sole discretion, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts at that time.

                (b) To the extent permitted under applicable law, if at any time an amount is paid or received by the Master Fund (other than contributions to the capital of the Master Fund, distributions or repurchases of Interests or portions thereof) and such amount exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all Members at the time of payment or receipt and such amount was not accrued or reserved for but would nevertheless, in accordance with the Master Fund's accounting practices, be treated as applicable to one or more prior Fiscal Periods, then such amount shall be proportionately charged or credited, as appropriate, to those persons who were Members during such prior Fiscal Period or Periods.

                (c) To the extent permitted under applicable law, if any amount is required by paragraph (a) or (b) of this Section 5.6 to be charged or credited to a person who is no longer a Member, such amount shall be paid by or to such person, as the case may be, in cash, with interest from the date on which the Board of Managers determines that such charge or credit is required. In the case of a charge, the former Member shall be obligated to pay the amount of the charge, plus interest as provided above, to the Master Fund on demand; provided, however, that (i) in no event shall a former Member be obligated to make a payment exceeding the amount of such Member's Capital Account at the time to which the charge relates; and (ii) no such demand shall be made after the expiration of three years since the date on which such person ceased to be a Member. To the extent that a former Member fails to pay to the Master Fund, in full, any amount required to be charged to such former Member pursuant to paragraph (a) or (b), whether due to the expiration of the applicable limitation period or for any other reason whatsoever, the deficiency shall be charged proportionately to the Capital Accounts of the Members at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Capital Accounts of the current Members.

        5.7     ALLOCATION OF ORGANIZATION EXPENSES.

                (a) As of the first Expense Allocation Date, Organization Expenses shall be allocated among and debited against the Capital Accounts of the Members in accordance with their respective Capital Percentages on such Expense Allocation Date.

                (b) As of each Expense Allocation Date following the first Expense Allocation Date, all amounts previously debited against the Capital Account of a Member pursuant to this Section 5.7 on the preceding Expense Allocation Date will be credited to the Capital Account of such Member, and Organization Expenses shall then be reallocated among and debited against the Capital Accounts of all Members in accordance with their respective Capital Percentages.

        5.8     TAX ALLOCATIONS.

                For each fiscal year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Members in such manner as to reflect equitably amounts credited or debited to each Member's Capital Account for the current and prior fiscal years (or relevant portions thereof). Allocations under this Section 5.8 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), 1.704-1(b)(4)(i) and
1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such Section and Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Members such gains or income as shall be necessary to satisfy the "qualified income offset" requirement of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

                If the Master Fund realizes capital gains (including short-term capital gains) for Federal income tax purposes ("gains") for any fiscal year during or as of the end of which all the Interests of one or more Positive Basis Members (as hereinafter defined) are repurchased by the Master Fund pursuant to
Article IV, the Board of Managers, unless otherwise determined by the Board of Managers, in its sole discretion, shall allocate such gains as follows: (i) to allocate such gains among such Positive Basis Members, pro rata in proportion to the respective Positive Basis (as hereinafter defined) of each such Positive Basis Member, until either the full amount of such gains shall have been so allocated or the Positive Basis of each such Positive Basis Member shall have been eliminated and (ii) to allocate any gains not so allocated to Positive Basis Members to the other Members in such manner as shall equitably reflect the amounts allocated to such Members' Capital Accounts pursuant to Section 5.4 hereof.

                If the Master Fund realizes capital losses (including long-term capital losses) for Federal income tax purposes ("losses") for any fiscal year during or as of the end of which the Interests of one or more Negative Basis Members (as hereinafter defined) are repurchased by the Master Fund pursuant to
Article IV, the Board of Managers, unless otherwise determined by the Board of Managers, in its sole discretion, shall allocate such losses as follows: (i) to allocate such losses among such Negative Basis Members, pro rata in proportion to the respective Negative Basis (as hereinafter defined) of each such Negative Basis Member, until either the full amount of such losses shall have been so allocated or the Negative Basis of each such Negative Basis Member shall have been eliminated and (ii) to allocate any losses not so allocated to Negative Basis Members to the other Members in such manner as shall equitably reflect the amounts allocated to such Members' Capital Accounts pursuant to Section 5.4 hereof.

                As used herein, (i) the term "Positive Basis" shall mean, with respect to any Member and as of any time of calculation, the amount by which its Interest as of such time exceeds its "adjusted tax basis," for Federal income tax purposes, in its Interest as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such Interest, including by reason of death, and without regard to such Member's share of the liabilities of the Master Fund under Section 752 of the Code), and (ii) the term "Positive Basis Member" shall mean any Member whose Interest is repurchased by the Master Fund and who has Positive Basis as of the effective date of the repurchase, but such Member shall cease to be a Positive Basis Member at such time as it shall have received allocations pursuant to clause (i) of the second paragraph of this Section 5.7 equal to its Positive Basis as of the effective date of such repurchase.

                As used herein, (i) the term "Negative Basis" shall mean, with respect to any Member and as of any time of calculation, the amount by which its Interest as of such time is less than its "adjusted tax basis," for Federal income tax purposes, in its Interest as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such Interest, including by reason of death, and without regard to such Member's share of the liabilities of the Master Fund under Section 752 of the Code), and (ii) the term "Negative Basis Member" shall mean any Member whose Interest is repurchased by the Master Fund and who has Negative Basis as of the effective date of such repurchase, but such Member shall cease to be a Negative Basis Member at such time as it shall have received allocations pursuant to clause (i) of the third paragraph of this Section 5.7 equal to its Negative Basis as of the effective date of such repurchase.

        5.8     DISTRIBUTIONS.

                The Board of Managers, in its sole discretion, may authorize the Master Fund to make distributions in cash or in kind at any time to all of the Members on a pro rata basis in accordance with the Members' Investment Percentages.

        5.9     WITHHOLDING.

                (a) The Board of Managers may withhold and pay over to the Internal Revenue Service (or any other relevant taxing authority) taxes from any distribution to any Member to the extent required by the Code or any other applicable law.

                (b) For purposes of this Agreement, any taxes so withheld by the Master Fund with respect to any amount distributed by the Master Fund to any Member shall be deemed to be a distribution or payment to such Member, reducing the amount otherwise distributable to such Member pursuant to this Agreement and reducing the Capital Account of such Member. If the amount of such taxes is greater than any such distributable amounts, then such Member and any successor to such Member's Interest shall pay to the Master Fund as a contribution to the capital of the Master Fund, upon demand of the Board of Managers, the amount of such excess.

                (c) The Board of Managers shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption. To the extent that a Member claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Member shall furnish the Board of Managers with such information and forms as such Member may be required to complete where necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Member represents and warrants that any such information and forms furnished by such Member shall be true and accurate and agrees to indemnify the Master Fund and each of the Members from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

                                   ----------

                                   ARTICLE VI

                           DISSOLUTION AND LIQUIDATION

                                   ----------

        6.1     DISSOLUTION.

                The Master Fund shall be dissolved:

                        (1) upon the affirmative vote to dissolve the Master Fund by: (i) the Board of Managers or (ii) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members;

                        (2) upon the failure of Members to elect a successor Manager at a meeting called by the Adviser in accordance with Section 2.6(c) hereof when no Manager remains to continue the business of the Master Fund;

                        (3) upon the expiration of any two year period that commences on the date on which any Member has submitted, in accordance with the procedure specified in Section 4.4(e) hereof, a written notice to the Master Fund requesting to tender its entire Interest for repurchase by the Master Fund if such Interest has not been repurchased by the Master Fund; or

                        (4)     as required by operation of law.

Dissolution of the Master Fund shall be effective on the later of the day on which the event giving rise to the dissolution shall occur or the conclusion of any applicable 60 day period during which the Board of Managers and Members may elect to continue the business of the Master Fund as provided above, but the Master Fund shall not terminate until the assets of the Master Fund have been liquidated in accordance with Section 6.2 hereof and the Certificate has been canceled.

        6.2     LIQUIDATION OF ASSETS.

                (a)     Upon the dissolution of the Master Fund as provided in
Section 6.1 hereof, the Board of Managers shall promptly appoint the Board of Managers or the Adviser as the liquidator and the Board of Managers or the Adviser shall liquidate the business and administrative affairs of the Master Fund, except that if the Board of Managers does not appoint the Board of Managers or the Adviser as the liquidator or the Board of Managers or the Adviser is unable to perform this function, a liquidator elected by Members holding a majority of the total number of votes eligible to be cast by all Members shall promptly liquidate the business and administrative affairs of the Master Fund. Net Profit and Net Loss during the period of liquidation shall be allocated pursuant to Section 5.4 hereof. The proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amount as the Board of Managers or liquidator shall deem appropriate in its sole discretion as applicable) shall be distributed in the following manner:

                        (1) the debts of the Master Fund, other than debts, liabilities or obligations to Members, and the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), up to and including the date that distribution of the Master Fund's assets to the Members has been completed, shall first be paid on a pro rata basis;

                        (2) such debts, liabilities or obligations as are owing to the Members shall next be paid in their order of seniority and on a pro rata basis; and

                        (3) the Members shall next be paid on a pro rata basis the positive balances of their respective Capital Accounts after giving effect to all allocations to be made to such Members' Capital Accounts for the Fiscal Period ending on the date of the distributions under this Section 6.2(a)(3).

                (b) Anything in this Section 6.2 to the contrary notwithstanding, upon dissolution of the Master Fund, the Board of Managers or other liquidator may distribute ratably in kind any assets of the Master Fund; provided, however, that if any in-kind distribution is to be made (i) the assets distributed in kind shall be valued pursuant to Section 7.3 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above, and (ii) any profit or loss attributable to property distributed in-kind shall be included in the Net Profit or Net Loss for the Fiscal Period ending on the date of such distribution.

                                   ----------

                                   ARTICLE VII

                  ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

                                   ----------

        7.1     ACCOUNTING AND REPORTS.

                (a) The Master Fund shall adopt for tax accounting purposes any accounting method that the Board of Managers shall decide in its sole discretion is in the best interests of the Master Fund. The Master Fund's accounts shall be maintained in U.S. currency.

                (b) After the end of each Taxable Year, the Master Fund shall furnish to each Member such information regarding the operation of the Master Fund and such Member's Interest as is necessary for Members to complete Federal, state and local income tax or information returns and any other tax information required by Federal, state or local law.

                (c) Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 7.1(c) is being made, the Master Fund shall furnish to each Member a semi-annual report and an annual report containing the information required by such Act. The Master Fund shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted auditing standards. The Master Fund may furnish to each Member such other periodic reports as it deems necessary or appropriate in its discretion.

        7.2     DETERMINATIONS BY THE BOARD OF MANAGERS.

                (a) All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to
Article V hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Board of Managers unless specifically and expressly otherwise provided for by the provisions of this Agreement or required by law, and such determinations and allocations shall be final and binding on all the Members.

                (b) The Board of Managers may make such adjustments to the computation of Net Profit or Net Loss or any components comprising the foregoing as it considers appropriate to reflect fairly and accurately the financial results of the Master Fund and the intended allocation thereof among the Members.

        7.3     VALUATION OF ASSETS

                (a) Except as may be required by the 1940 Act, the Board of Managers shall value or have valued any Securities or other assets and liabilities of the Master Fund as of the close of business on the last day of each Fiscal Period in accordance with such valuation procedures as shall be established from time to time by the Board of Managers and which conform to the requirements of the 1940 Act. In determining the value of the assets of the Master Fund, no value shall be placed on the goodwill or name of the Master Fund, or the office records, files, statistical data or any similar intangible assets of the Master Fund not normally reflected in the Master Fund's accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities, fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.

                (b) The Master Fund will value Interests in the Master Fund at fair value, which ordinarily will be the value determined by the board of managers of the Master Fund in accordance with the policies established by the Master Fund.

                (c) The value of Securities and other assets of the Master Fund and the net worth of the Master Fund as a whole determined pursuant to this
Section 7.3 shall be conclusive and binding on all of the Members and all parties claiming through or under them.

                                   ----------

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

                                   ----------

        8.1     AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT.

                (a) Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with: (i) the approval of the Board of Managers (including the vote of a majority of the Independent Managers, if required by the 1940 Act) and (ii) if required by the 1940 Act, the approval of the Members by such vote as is required by the 1940 Act.

                (b)     Any amendment that would:

                        (1) increase the obligation of a Member to make any contribution to the capital of the Master Fund;

                        (2) reduce the Capital Account of a Member other than in accordance with Article V; or

                        (3) modify the events causing the dissolution of the Master Fund;

may be made only if (i) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each Member has received written notice of such amendment and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board of Managers) to have its entire Interest repurchased by the Master Fund.

                (c) The power of the Board of Managers to amend this Agreement at any time without the consent of the other Members as set forth in paragraph (a) of this Section 8.01 shall specifically include the power to:

                        (1) restate this Agreement together with any amendments hereto that have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

                        (2) amend this Agreement (other than with respect to the matters set forth in Section 8.1(b) hereof) to effect compliance with any applicable law or regulation or to cure any ambiguity or to correct or supplement any provision hereof that may be inconsistent with any other provision hereof; and

                        (3) amend this Agreement to make such changes as may be necessary or advisable to ensure that the Master Fund will not be treated as an association or as a publicly traded partnership taxable as a corporation as defined in Section 7704(b) of the Code.

                (d) The Board of Managers shall cause written notice to be given of any amendment to this Agreement (other than any amendment of the type contemplated by clause (1) of Section 8.1(c) hereof) to each Member, which notice shall set forth (i) the text of the amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Member upon request.

        8.2     SPECIAL POWER OF ATTORNEY.

                (a) Each Member hereby irrevocably makes, constitutes and appoints each Manager, acting severally, and any liquidator of the Master Fund's assets appointed pursuant to Section 6.2 hereof with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

                        (1) any amendment to this Agreement that complies with the provisions of this Agreement (including the provisions of Section 8.1 hereof);

                        (2) any amendment to the Certificate required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Master Fund; and

                        (3) all such other instruments, documents and certificates that, in the opinion of legal counsel to the Master Fund, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Master Fund shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Master Fund as a limited liability company under the Delaware Act.

                (b) Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Master Fund without such Member's consent. If an amendment to the Certificate or this Agreement or any action by or with respect to the Master Fund is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection that such Member may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner that may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Member is fully aware that each Member will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Master Fund.

                (c) This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of each of the Managers and as such:

                        (1) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Master Fund or Board of Managers shall have had notice thereof; and

                        (2) shall survive the delivery of a Transfer by a Member of the whole or any portion of such Member's Interest, except that where the transferee thereof has been approved by the Board of Managers for admission to the Master Fund as a substituted Member, this power-of-attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling the Board of Managers to execute, acknowledge and file any instrument necessary to effect such substitution.

        8.3     NOTICES.

                Except as otherwise set forth in this Agreement, notices that are required to be provided under this Agreement shall be made, if to a Member, by regular mail, or if to the Board of Managers or the Adviser, by hand delivery, registered or certified mail return receipt requested, commercial courier service, telex or telecopier, and shall be addressed to the respective parties hereto at their addresses as set forth in the books and records of the Master Fund. Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telex or telecopier. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

        8.4     AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS.

                This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall be void.

        8.5     APPLICABILITY OF 1940 ACT AND FORM N-2.

                The parties hereto acknowledge that this Agreement is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act and the Form N-2 that affect numerous aspects of the conduct of the Master Fund's business and of the rights, privileges and obligations of the Members. Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and the Form N-2.

        8.6     CHOICE OF LAW.

                Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act without regard to the conflict of law principles of such State.

        8.7     NOT FOR BENEFIT OF CREDITORS.

                The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, Managers and the Master Fund. This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement.

        8.8     CONSENTS.

                Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Master Fund.

        8.9     MERGER AND CONSOLIDATION.

                (a) The Master Fund may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities pursuant to an agreement of merger or consolidation that has been approved in the manner contemplated by Section 18-209(b) of the Delaware Act.

                (b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with Section 18-209(b) of the Delaware Act may, to the extent permitted by Section 18-209(f) of the Delaware Act, (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Master Fund if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

        8.10    PRONOUNS.

                All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

        8.11    CONFIDENTIALITY.

                (a) A Member may obtain from the Master Fund such information regarding the affairs of the Master Fund as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location and at whose expense) established by the Board of Managers.

                (b) Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish or make accessible to any other person the name and/or address (whether business, residence or mailing) of any Member (collectively, "Confidential Information") without the prior written consent of the Board of Managers, which consent may be withheld in its sole discretion.

                (c)     Each Member recognizes that in the event that this
Section 8.11 is breached by any Member or any of its principals, partners, members, directors, officers, employees or agents or any of its Affiliates, including any of such Affiliates' principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Members and the Master Fund. Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Master Fund may be entitled, such Members shall also have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys' fees and other litigation expenses incurred in connection therewith. In the event that any non-breaching Member or the Master Fund determines that any of the other Members or any of its principals, partners, members, directors, officers, employees or agents or any of its Affiliates, including any of such Affiliates' principals, partners, members, directors, officers, employees or agents should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non-breaching Members agrees to pursue in a court of appropriate jurisdiction such injunctive relief.

        8.12    CERTIFICATION OF NON-FOREIGN STATUS.

                Each Member or transferee of an Interest from a Member shall certify, upon admission to the Master Fund and at such other times thereafter as the Board of Managers may request, whether such Member is a "United States Person" within the meaning of Section 7701(a)(30) of the Code on forms to be provided by the Master Fund, and shall notify the Master Fund within 30 days of any change in such Member's status. Any Member who shall fail to provide such certification when requested to do so by the Board of Managers may be treated as a non-United States Person for purposes of U.S. Federal tax withholding.

        8.13    SEVERABILITY.

                If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law. If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

        8.14    FILING OF RETURNS.

                The Board of Managers or its designated agent shall prepare and file, or cause the accountants of the Master Fund to prepare and file, a Federal information tax return in compliance with Section 6031 of the Code and any required state and local income tax and information returns for each tax year of the Master Fund.

        8.15    TAX MATTERS PARTNER.

                (a) A Manager who is a Member shall be designated on the Master Fund's annual Federal income tax return, and have full powers and responsibilities, as the Tax Matters Partner of the Master Fund for purposes of
Section 6231(a)(7) of the Code. In the event that no Manager is a Member, a Member shall be so designated. Should any Member be designated as the Tax Matters Partner for the Master Fund pursuant to Section 6231(a)(7) of the Code, it shall, and each Member hereby does, to the fullest extent permitted by law, delegate to a Manager selected by the Board of Managers all of its rights, powers and authority to act as such Tax Matters Partner and hereby constitutes and appoints such Manager as its true and lawful attorney-in-fact, with power to act in its name and on its behalf, including the power to act through such agents or attorneys as it shall elect or appoint, to receive notices, to make, execute and deliver, swear to, acknowledge and file any and all reports, responses and notices and to do any and all things required or advisable, in the Manager's judgment, to be done by such a Tax Matters Partner. Any Member designated as the Tax Matters Partner for the Master Fund under Section 6231(a)(7) of the Code shall be indemnified and held harmless by the Master Fund from any and all liabilities and obligations that arise from or by reason of such designation.

                (b) Each person (for purposes of this Section 8.15, called a "Pass-Thru Member") that holds or controls an interest as a Member on behalf of, or for the benefit of, another person or persons, or which Pass-Thru Member is beneficially owned (directly or indirectly) by another person or persons, shall, within 30 days following receipt from the Tax Matters Partner of any notice, demand, request for information or similar document, convey such notice or other document in writing to all holders of beneficial interests in the Master Fund holding such interests through such Pass-Thru Member. In the event the Master Fund shall be the subject of an income tax audit by any Federal, state or local authority, to the extent the Master Fund is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Master Fund and each Member thereof. All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the Master Fund.

        8.16    SECTION 754 ELECTION.

                In the event of a distribution of Master Fund property to a Member or an assignment or other transfer (including by reason of death) of all or part of the interest of a Member in the Master Fund, at the request of a Member, the Board of Managers, in its discretion, may cause the Master Fund to elect, pursuant to Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Master Fund property as provided by Sections 734 and 743 of the Code.

        EACH OF THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE CONFIDENTIALITY CLAUSE SET FORTH IN
SECTION 8.11.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                MANAGERS:

                                ----------------------------------------
                                Name: Virginia G. Bonker

                                ----------------------------------------
                                Name: Jonathan B. Bulkeley

                                ----------------------------------------
                                Name:  Douglas Lindgren

                                ----------------------------------------
                                Name: Thomas F. McDevitt


                                ORGANIZATIONAL MEMBER:

                                ----------------------------------------
                                Name:  Douglas Lindgren

                                MEMBERS:

                                Each person who shall sign a Member Signature Page and who shall be accepted by the Board of Managers to the Master Fund as a Member.